THE 1995 STOCK PLAN



         1. Purposes. The 1995 Stock Plan (the "Plan") is intended to promote the interests of Steven Madden, Ltd. (the "Company") and its stockholders and the security of its employees and other key employees who are in a position to contribute substantially to the progress to seek such results; to closely align the interests of such employees with the interests of stockholders of the Company by linking rewards hereunder to stock performance; to retain in the Company the benefits of the services of such employees; and to attract to the service of the Company new key employees of high quality.

         2. Definitions. In addition to terms defined in Sections 1 and 8 of the Plan, the following terms used in the Plan shallave the meanings set forth below:

                  (a) "Award" shall mean any Option, LSAR, Restricted Stock, Deferred Stock, Shares granted as a bonus or in lieu of other awards, Dividend Equivalent, or Other Share-Based Award, or any other right or interest granted to a Participant under the Plan.

                  (b) "Change in Control" shall have the meaning specified in
         Section 8(b).

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any provisions of the Code shall be deemed to include regulations and proposed regulations thereunder and successor provisions and regulations thereto.

                  (d) "Committee" shall mean the Compensation Committee of the Board of Directors, or such other Committee as may be designated by the Board of Directors, subject to of requirements of Section 3.

                  (e) "Covered Employee" shall mean a person who is an executive officer deemed by the Committee, prior to commencement of any fiscal year, as reasonably likely to be a "named executive officer" in the Summary Compensation Table of the Company's proxy statement reporting compensation paid to such person for such fiscal year and whose compensation over $1 million would not be deductible under Section 162(m) of the Code, but for the provisions of the Plan and any other "qualified performance-based compensation" plan (as defined under Section 162(m) of the Code) of the Company; provided, however, that the Committee may determine that a Participant has ceased to be a Covered Employee prior to payout of any Award.

                  (f) "Deferred Stock" shall mean a right, granted to a Participant under Section 6(e), to receive Shares at the end of a specified deferral period.


                  (g) "Directors," "Board of Directors" and "Board" shall mean the Board of Directors of the Company as constituted from time to time.


                  (h) "Dividend Equivalent" shall mean a right, granted to a Participant under Section 6(g), to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

                  (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (j) "Fair Market Value" of a Share shall be the mean average of the bid and asked prices of a Share on the NASDAQ Small-Cap Market (or, if the Common Stock is not listed for trading on the NASDAQ Small-Cap Market, such principal exchange system on which such Shares are then listed or quoted) on a specified date, or the last preceding date on which such prices were reported; or if such Shares are not then listed on any exchange or quoted in the NASDAQ Small-Cap Market, then the Fair Market Value of such Shares shall be the average of the bid and asked prices of the Shares in the over-the-counter market on the specified date or the last preceding date on which such bid and asked prices were quoted; or if no such prices are available, the Fair Market Value shall be determined by the Committee in its discretion using any reasonable method.

                  (k) "Incentive Stock Option" or "ISO" shall mean an incentive stock option within the meaning of Section 422 of the Code.

                  (l) "LSAR" or "Limited Stock Appreciation Right" shall mean the right granted to a Participant under Section 6(c) to be paid an amount, in the event of a Change in Control, measured by the appreciation in the Fair Market Value of a Share from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, or other Awards as specified in the Award or determined by the Committee.

                  (m) "Non-Incentive Stock Option" shall mean an Option which is not an ISO.

                  (n) "Option" shall mean an option of the purchase of Shares granted under Section 6(b) of the Plan, which will be either an ISO or Non-Incentive Stock Option.

                  (o) "Other Share-Based Award" shall mean a right, granted to Participant under Section 6(h), that relates to or is valued by reference to Shares, other Awards relating to Shares, or other property.

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                  (p) "Participant" shall mean a person who, as an executive officer or other key employee of the Company or a Subsidiary, is selected by the Committee to receive an Award under the Plan.


                  (q) "Restricted Stock" shall mean an award of Shares to a Participant under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

                  (r) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

                  (s) "Share" shall mean a share of Common Stock, par value $.0001 per share, of the Company, and such other securities as may be substituted or resubstituted for Shares pursuant to Section 9.

         3.       Administration.

                  (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than two Directors designated by the Board of Directors. Directors who serve on the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 and shall be "outside directors" within the meaning of Section 162(m) of the Code (including persons deemed to be outside directors pursuant to any transitional rules adopted by the Internal Revenue Service). The Board of Directors may fill any vacancy in the Committee. The Secretary of the Company shall be ex officio the Secretary of the Committee. Subject to the terms of the Plan, the Committee shall have full authority in its sole discretion to administer the Plan, including, but without limiting the generality of the foregoing, determining the persons to whom Awards shall be granted; the type of Award and the number of Shares to which each Award shall relate; the time of such grants; the terms of payment, if any relating to any Award; the dates on which Awards may be exercised or the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, and the acceleration of any such dates; the expiration date of Awards; whether, to what extent, and under what circumstances and Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property; and all other terms and conditions of Awards. The Committee shall also have full power, in its sole discretion, to interpret the Plan, and to prescribe, amend, and rescind rules and regulations relating thereto and agreements relating to Awards, and to make all other determinations under the Plan, subject to the terms of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan.

                  (b) Manner of Exercise of Committee Authority. Unless authority is

                                       3

         specifically reserved to the Board of Directors under the terms of the Plan, the Company's Certificate of Incorporation or Bylaws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. The Committee shall select one of its members as its chairman and shall hold meetings at such times and places as it shall deem advisable. Any action of the Committee shall be taken with the approval of majority of its members present and voting at a meeting duly called and held at which a quorum is present. A majority of the Committee's members shall constitute a quorum. Any action may be taken by a written instrument signed by all members of the Committee and such action shall be fully as effective as if taken by a majority of the members at a meeting duly called and held. The Committee may delegate to officers or managers of the Company or any Subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 and applicable law.

                  (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company or a Subsidiary acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and such persons shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

         4.       Shares Subject to the Plan.

                  (a) Subject to adjustment as provided in Section 9 hereof, the total number or Shares reserved for delivery to Participants in connection with Awards under the Plan shall be 330,000 shares.

                  (b) No Award (including an Award that may only be settled in cash) may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously delivered under the Plan and the number of Shares to which other then-outstanding Awards relate, exceeds the number of Shares deemed available under this
         Section 4. The Committee may adopt procedures for the counting of Shares under this Section 4 to ensure appropriate counting, avoid double counting (in the case of tandem or substitute Awards), and provide for adjustments in any case in which the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award or Other Plan Award. Any Shares

                                       4


         delivered pursuant to an Award may consist, in whole or in art, of authorized and unissued Shares or treasury Shares.

         5. Persons Eligible; Annual Limitations. Persons eligible to receive Awards shall be the executive officers and other key employees of the Company and/or any of its Subsidiaries (including officers or key employees who may be members of the Board of Directors). During any calendar year, no Participant may be granted, under the Plan, Options or other Awards under Section 6(b) through 6(h) relating to more than 75,000 Shares and in no event shall exceed at the time of grant an amount equal to $100,000, subject to adjustment in accordance with Section 9 hereof. With respect to any Award that may be settled in cash, no Participant may be paid during any calendar year an amount that exceeds the greater of the Fair Market Value of the number of Shares set forth in the preceding sentence at the date of grant or the date of settlement of the Award (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence).

         6.       Specific Terms of Awards.

                  (a) General. Awards may be granted on the terms and conditions set forth in this Section 6 and otherwise in accordance with the Plan. In addition, the committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant. Except as provided in Sections 6(f), 6(h), 7(a), or 7(b), or to the extent necessary to comply with requirements of the New York Business Corporation Law that lawful consideration be paid for Shares, only services may be required as consideration for the grant (but not the exercise) of any Award.

                  (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                       (i) Exercise Price. The exercise price per Share
                           purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in section 7(a), such exercise price shall be not less than the Fair Market Value of a Share on the date of grant of such Option and, in all cases, shall be not less than par value of a Share.

                      (ii) Time and Method of Exercise. The Committee shall
                           determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other Company plans, or

                                       6

                           other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Shares will be delivered or deemed to be delivered to Participants.



                     (iii) ISOs. The terms of any ISO granted under the Plan
                           shall comply in all respects with the provisions of
                           Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no provision of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code.

                      (iv) Restriction on Sale or Disposition of Shares Subject
                           to Non-ISOs. Upon the grant of an Option which is not an ISO, the Committee shall specify a period of time during which the sale or other disposition of Shares acquired pursuant to such Option shall be restricted, which the sale or other disposition of shares acquired pursuant to such Option shall be restricted, which period shall be not less than six months nor more than three years after exercise of an Option ("Restricted Period"). In the case of Shares purchased upon the exercise of non-ISO:

                           (A) During the Restricted Period, such Shares may not
                               be sold, transferred, pledged, assigned or otherwise disposed by the holder thereof except that the optionee may offer the Shares to the Company and the Company may purchase up to all the Shares offered, in its sole discretion, during such period at a price equal to the exercise price of the Shares. Furthermore, upon termination of optionee's employment with the Company during the Restricted Period for reasons other than death, disability or retirement due to advanced age, such optionee shall be required, upon written request of the Company made during the Restricted Period, to sell to the Company up to all of the Shares purchased at the exercise price. If the Company does not require such sale, the optionee shall continue to hold such shares subject to the restrictions imposed by this clause (A).

                           (B) After the end of the Restricted Period, in the
                               event the holder of such Shares desires to sell such Shares, such holder shall first offer by written notice such Shares to the Company at the Fair Market Value thereof on the date of such notice and the Company

                                       7



                               shall have until the close of business on the seventh business day after receipt of such offer to accept it in whole or in part by written notice thereof. If the Company shall elect to purchase such Shares it shall pay cash therefor on the fifth business day following the date of the notice of the acceptance of the offer. If the Company shall not elect to purchase such Shares, the offering holder shall then be free to sell all Shares offered to and not acquired by the Company for a period of 30 days beginning on the first business day after the date the Company gives notice that it does not elect to purchase such Shares or after expiration of the period within which the Company can elect to purchase, whichever is sooner. Upon the expiration of such 30 day period, the holder must again offer the Shares to the Company as aforesaid before any sale thereof. The restrictions contained in this clause (B) shall be applicable to persons who succeed, by will or by reason of the laws of descent and distribution, to the rights of holders of non-ISO Options or Shares acquired upon exercise thereof.

                       (v) Right of First Refusal Concerning Shares Subject to
                           ISOs. The right of first refusal granted to the Company with respect to the sale or disposition of Shares acquired pursuant to the exercise of a non-ISO set forth in Clause (B) of subparagraph (iv) above also shall be applicable to Shares acquired pursuant to the exercise of ISOs from the date of exercise of such Options. These restrictions shall also be applicable to persons who succeed by will or by reason of the laws of descent and distribution to the rights of the holders of ISO Options or shares acquired upon exercise thereof.

                      (vi) Exercise Price and Term for 10% Stockholders. The
                           exercise price of an ISO granted to a person possessing more than 10% of the total combined voting power of all shares of stock of the Company or a parent or subsidiary of the Company ("10% Stockholder") shall in no event be less than 110% of the Fair Market Value of the shares of the Common Stock at the time the ISO is granted. The term of an ISO granted to a 10% Stockholder shall not exceed five years from the date of grant.

                      (c) Limited Stock Appreciation Rights. The Committee is authorized to grant LSARs to Participants on the following terms and conditions:


                      (i) Grant. The Committee, in connection with any Option, either at the time the Option is granted or any other time thereafter while the Option is outstanding, may grant to any optionee an LSAR entitling the holder, in the event of a Change in Control of the Company, to receive from the Company at any time during the 60-day period following such Change in Control, in lieu of exercising such Option, an amount of cash equal to the excess of (x) the Fair Market Value of the number of shares as to which the LSAR is exercised (determined as of the effective date of the Change in Control) over (y) the exercise price, times the number of shares as to which such LSAR is exercised.

                      (ii) Payment. An optionee who exercise an LSAR will
                           receive payment of the amount of cash due within 20 business days after such exercise.

                     (iii) Conditions to Exercise. An LSAR will be exercisable
                           only when the underlying Option is otherwise exercisable and will be transferable only when the Option is otherwise transferable. In the event of the death of an optionee, an LSAR may be exercised following a Change in Control only to the extent the related Option may be exercised by such person's executor or legal representative. In addition, in the case of an ISO, any exercise of an LSAR can only be made when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of such Option.

                      (iv) Termination. Upon the exercise of an Option pursuant
                           to the Plan, the LSAR relating to the Shares covered by such Option shall terminate. Upon the exercise of an LSAR, the related Option, to the extent the number of Shares with respect to which such LSAR was exercised, shall terminate. If any Option shall expire or terminate for any reason without having been exercised in full, the LSAR with respect thereto shall terminate.

                       (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                       (i) Grant and Restrictions. Restricted Stock shall be
                           subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or incombination at such time, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

                      (ii) Forfeiture. Except as otherwise determined by the
                           Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the


                                       8

                           Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes.

                     (iii) Certificates of Shares. Restricted Stock granted
                           under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the Certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                      (iv) Dividends. Dividends paid on Restricted Stock shall
                           be either paid at the dividend payment date in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends all be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.

                       (e) Deferred Stock.  The Committee is authorized to grant
                           Deferred Stock to Participants, subject to the following terms and conditions:


                       (i) Award and Restrictions. Delivery of Shares will occur
                           upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee may determine.

                      (ii) Forfeiture. Except as otherwise determined by the
                           Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred stock that is at that time subject to deferral (other than a deferral at the election of the

                                       9

                           Participant) shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

                  (f) Bonus Shares and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Shares as a bonus, or to grant Shares or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements; provided, however, that, in the case of Participants subject to Section 16 of the Exchange Act and unless otherwise determined by the Board of Directors, such cash amount are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Shares or Awards hereunder shall be exempt from Section 16(b) liability. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.


                  (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles as the Committee may specify.


                  (h) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in party by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debentures or other debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Awards for which Participants are required to pay consideration, and Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Awards under the Plan, shall also be authorized pursuant to this Section 6(h).

                                      10

         7.       Certain Provisions Applicable to Awards.

                  (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or Other Plan Awards, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or Other Plan Awards may be granted either as of the same time as or a different time from the grant of such other Awards or Other Plan Awards. The per share exercise price of any Option or purchase price of any other Award conferring a right to purchase Shares:

                       (i) Granted in substitution for an outstanding Award or
                           Other Plan Award shall be not less than the lessor of the Fair Market Value of a Share at the date such substitute Award is granted or such Fair Market Value at that date reduced to reflect the Fair Market Value at that date of the Award or Other Plan Award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

                      (ii) Restoratively granted in tandem with an outstanding
                           Award or Other Plan Award shall be not less than the lesser of the Fair Market Value of a Share at the date of grant of the later Award or at the date of grant of the earlier Award or Other Plan Award.


                  (b) Exchange or Buyout Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Shares, other Awards (subject to section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made.

                  (c) Term or Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an LSAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code.

                  (d) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the

                                      11

         grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares.


         (e)      Rule 16b-3 Compliance.

                  (i) Six-Month Holding Period. Unless a Participant could
                      otherwise exercise a derivative security or dispose of Shares delivered upon exercise of a derivative security granted under the Plan without incurring liability under
                      Section 16(b) of the Exchange Act, (i) Shares delivered under the Plan other than upon exercise or conversion of a derivative security granted under the Plan shall be held for at least six months from the date of acquisition, and
                      (ii), with respect to derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

                 (ii) Reformation To Comply with Exchange Act Rules. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of Awards to other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement relating to an Award does not comply with the requirements of Rule 16b-3 or Rule

                      16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

                  (f) Installment Payment Arrangements. Upon grant or exercise of an Award, the Committee may, in its discretion, permit the payment of any exercise or purchase price or other consideration, in whole or in part, in installments, subject to the terms of this Section 7(f). Each such installment payment arrangement will be evidenced by a promissory note, the terms and conditions of which shall be determined by the Committee subject to the following: (a) the maximum term of any note shall be 15 years from date of the original payment obligation,
         (b) the minimum interest rate with respect to amounts loaned hereunder shall be such rate as may be determined by the Committee from time to time, but in no event shall such rate be less than the rate required to avoid imputation of interest (or original issue discount) under Section 483 or any similar provision of the Code, (c) the note shall be secured as and to the extent determined by the Committee, but the employee shall be personally liable despite any security pledged, (d) the note may be prepaid in full or in part at any time without penalty, and (e) the unpaid principal and interest of any note will become due and payable on the earlier to occur of the sale of any Shares in connection with which the payment obligation was incurred and 30 days after the Participant's employment with

                                      12

         the Company terminates (unless the Committee, in its discretion, extends the note for an additional period). In addition, the Committee may authorize the Company to make, guarantee, or arrange for a loan or loans to a Participant to enable the Participant to pay any federal, state, or local income or other taxes due in connection with an Award. The Committee shall have the authority to forgive repayment of, or waive rights relating to, any note or loan authorized hereunder, including interest thereon. Any arrangement under this Section 7(f) entered into to permit a Participant to purchase or carry securities shall comply with the applicable provisions of Regulation G promulgated by the Federal Reserve Board, and arrangements shall be entered into and continue only to the extent that such arrangements otherwise shall comply with all applicable laws, regulations, and contractual obligations of the Company.

                  (g) Performance-Based Awards to Covered Employees. Other provisions of the Plan notwithstanding and unless otherwise determined by the Committee, the provisions of this Section 7(g) exercisability or settlement of which is subject to the achievement of performance conditions (other than an Option granted with an exercise price at least equal to 100% of Fair Market Value of Shares on the date of grant) if such Award is granted to a person who, at the time of grant, is a Covered Employee. The terms used in this Section 7(g) shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder (including Proposed Regulation 1.162-27). The performance objectives for an Award subject to this Section 7(g) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the

         Committee but subject to this Section 7(g). Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code and regulations thereunder (including Proposed Regulation 1.162-27(e)(2)). The following business criteria shall be used by the Committee in connection with a performance objective:

                     (1)     Consolidated net income;
                     (2) Pre-tax earnings from continuing operations of the Company, a Subsidiary or business unit;
                     (3) Revenues of the Company, a Subsidiary or a business unit;
                     (4)     Earnings per common share; and/or
                     (5)     Return on common equity.

         Achievement of performance objectives shall be measured over a period of one, two, three, of four years, as specified by the Committee. No business criteria other than those named for an Award to a Covered Employee under this Section 7(g). For each such Award relating to a Covered Employee, the Committee shall establish the targeted level or levels of performance for each business criteria. Performance objectives may differ for Awards under this Section 7(g) to different Covered Employees and from year to year. The Committee may determine that an Award under this Section 7(g) shall be payable upon achievement of any one of his performance objectives or may

                                      13

         require that two or more of the performance objectives must be achieved in order for an Award to be payable. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award under this Section 7(g), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be made in writing. The Committee may not delegate any responsibility under this Section 7(g).

         8.       Change in Control Provisions.

                  (a) Acceleration Provisions. In the event of a "Change in Control," as defined in this Section 8, the following acceleration provisions shall apply:

                  (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions set forth in Sections 7(e)(i), 10(a), and 10(m); and

                 (ii) The restrictions, deferral limitations, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards, shall be deemed to be fully achieved (or in the case of an Award subject to Section 7(g), achieved to the extent of the actual achievement to the date of the Change in Control), subject to the restrictions on dispositions of equity securities set forth in Sections 7(e)(i), 10(a), and 10(m).

                  (b) Definition of "Change in Control." For purposes of the Plan, a "Change in Control" shall have occurred if at any time prior to the expiration or termination of the last Award granted under the Plan:

                  (i) The stockholders of the Company approve a merger or consolidation of which the Company is not the surviving corporation, or a sale or disposition of all or substantially all of the Company's assets or a plan of complete liquidation of the Company;

                 (ii) A tender offer or exchange offer for securities of the Company is made by any person (as such term is used in Section 13(d) and 14(d)(3) of the Exchange
                           Act), other than any person who is a member of the existing Board of Directors of the Company, as defined, with the intent to take over and control the Company;

                  (iii) Any person, other than any person who is a member of the existing Board of Directors is or becomes the beneficial owner (as such term is

                                      14

                           defined in Rule 13d-3 under the Exchange Act) of Shares representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                   (iv) The persons constituting the Existing Board of Directors cease for any reason whatsoever to constitute as least majority of the Company's Board of Directors;

         provided, however, that no Change in Control shall be deemed to have occurred with respect to any Award (other than an ISO or an LSAR in tandem with an ISO if the exercise of discretion under this provision would cause such ISO to lose its status as an incentive stock option) if the Board shall determine, prior to the occurrence of the event specified in Section 8(a)(i) through (iv) hereof, that such event shall not constitute a Change in Control for purposes of the Plan; and provided further, that a Change in Control shall not include increases in the percentage of voting power of persons who beneficially own or control Shares or other outstanding securities of the Company which occur solely as a result of a reduction in the amount of Shares or other securities outstanding or as a result of the exercise of Options or vesting of Awards granted hereunder.


                  (c) Definition of "Existing Board of Directors." For purposes of the Plan, the term "existing Board of Directors" shall mean the persons constituting the Board of Directors of the Company on the date of adoption of the Plan, together with each new Director whose election, or nomination for election by the Company's stockholders, is approved by a vote of the majority of the members of the existing Board of Directors who are in office immediately prior to the election or nomination of such Director.

         9. Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution of enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be delivered in connection with Awards, (ii) the number and kind of Shares that may be delivered or deliverable in respect of outstanding Awards, (iii) the number of shares with respect to which Awards may be granted to a given Participant in the specified period as set forth in Section 5, and
(iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that, with respect to ISOs, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or previously issued ISOs to lose their status as such. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any

                                      15

Subsidiary or the financial statements of the applicable laws, regulations, or accounting principles, or tax rates and regulations, or accounting principles, or tax adjustments are intended to be objectively determinable and non discretionary and, as such, consistent with the qualification of Awards as "performance-based compensation" under Section 162(m) of the Code, and shall be construed accordingly. To the extent it shall be determined, based on an opinion of counsel, that any such adjustment would likely cause compensation relating to an Award to a Covered Employee to fail to be deductible under Section 162(m) of the Code, such adjustment shall not be authorized or made, unless otherwise determined by the Committee.

         10.      General Provisions.

                  (a) Compliance With Legal and Exchange Requirements. The Company shall not be obligated to deliver Shares upon the exercise or settlement of any Award or take other actions under the Plan until the Company shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Award may be subject have been satisfied. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares under the Plan.

                  (b) Nontransferability. A Participant's rights under the Plan (including any right that may constitute a "derivative security" under the general definition of Rule 16a-1(c)(3)) may not be transferred, pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Participant's creditors; provided, however, that the Committee may permit transfers of Options and other Awards for estate planning purposes if and to the extent such transfers do not cause a Participant who is then subject to Section 16 of the Exchange Act who then or thereafter has transactions with respect to such Option or Award to lose the benefit of the exemption under Rule 16b-3 for such transactions (unless the Participant acknowledges in writing that such transfer is non-exempt), or violates other rules or regulations of the Securities and Exchange Commission or the Internal Revenue Service or materially increase the cost of the Company's compliance with such rules or regulations.

                  (c) No Right to Continued Employment. Neither the Plan nor any action taken hereunder shall be construed as creating any contract of employment between the Company or any of its Subsidiaries and any employee or otherwise giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee's employment at any time.


                                      16

                  (d) Taxes. In the event that the Company or any of its Subsidiaries shall be required to withhold any amount by reason of any federal, state, or local tax law, rule, or regulation or by reason of the grant or exercise of any Award, the Company or its Subsidiaries shall be entitled to deduct and withhold such amount from any other cash payment or payments to be made by the Company or its Subsidiaries (including from payroll) to such person. In any such event, the Participant shall make available to the Company or its Subsidiaries, promptly when required, sufficient funds to meet the Company's or Subsidiary's requirement of such withholding; and the Company shall be entitled to take such steps as the Committee may deem advisable in order to have such funds available to the Company or its Subsidiary at the required time or times. This Committee authority shall include authority to withhold or receive Shares or other property, on a mandatory basis or at the election of the Participant, and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations (which may include mandatory withholding obligations and obligations of the Participant in excess of such mandatory obligations relating to an Award).

                  (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholder at or before the next annual meeting of stockholders after such Board action if such stockholder approval is require by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to subject other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the plan may materially impair the rights of such Participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alternation, suspension, discontinuation, or termination of any Award may materially impair the rights of such Participant under such Award.

                  (f) No Rights to Awards; No Stockholder Rights. Nothing contained in the Plan shall be deemed to give any person eligible to receive an Award hereunder, or any heir, distributee, executor, administrator or personal representative of any such person, any interest or title to any specific property of the Company, or any of its Subsidiaries, or any other right against the Company or any of its Subsidiaries other than as set forth in the Plan. Neither the establishment of the Plan nor any other action taken now or at any time with regard thereto shall be construed as giving any person whatsoever any legal or equitable right against the Company unless such right shall be specifically provided for in the Plan. There is no obligation for uniformity of treatment of Participants and employees under the Plan. No Award shall confer on any

                                      17


         Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the of the Award.

                  (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any

         Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. If and to the extent authorized by the Committee, the Company may deposit into such a trust Shares for delivery to the Participant in satisfaction of the Company's obligations under any Award. If so provided by the Committee, upon such a deposit of Shares or other assets for the benefit of a Participant, there shall be substituted for the rights of the Participant to receive delivery of Shares and other payments under this Agreement a right to receive the assets of the trust (to the extent that the deposited Shares or other assets represented the full amount of the Company's obligation under the Award at the date of deposit). The trustee of the trust may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

                  (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                  (i) Binding Effect. The provisions of the Plan shall be binding upon the heirs, distributees, executors, administrators and personal representatives of any person participating under the Plan. Any person claiming any rights under the Plan as a beneficiary or otherwise through conditions of the Plan and any additional terms and conditions as may be imposed by the Committee.

                  (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                                      18


                  (k) Compliance with Code Section 162(m). It is the intent of the Company that, unless otherwise determined by the Committee, Options and other Awards subject to the performance objectives specified under
         Section 7(g) granted under the Plan to persons who are Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27(c) (2) shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27(e), and subject to the transition rules under Proposed Regulation 1.162-27(h) (2) thereunder. Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award agreement relating to such a Award granted to a

         Covered Employee does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable to a Covered Employee in connection with such Award upon attainment of the performance objectives.

                  (l) Governing Law. The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of New York (except to the extent provisions of federal law may be applicable). If any provision hereof shall be held by a Court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue to be fully effective. In the event that the Company merges with and into another corporation, then the Plan and all related documents shall be governed by the laws of the state of incorporation of such other state.

                  (m) Effective Date; Plan Termination. The Plan shall become effective as of June 1, 1995; provided, however, that the Plan shall have been approved by the affirmative votes of the holders of a majority of voting securities present in person or represented by proxy, and entitled to vote at the next annual meeting of Company stockholders for which the record date is after the effective date of the Plan, or any adjournment thereof, or prior to such annual meeting at a special meeting of stockholders or by the written consent of the holders of a majority of voting securities entitled to vote, in accordance with applicable provisions of the New York Business Corporation Law. Any awards granted under the Plan prior to such approval of stockholders shall not be effective unless and until stockholder approval is obtained, and, if stockholders fail to approve the Plan as specified hereunder, any previously granted Award shall be forfeited and canceled, and Participants shall repay to the Company any payments received pursuant to Dividend Equivalents or dividend payments on Restricted Stock. Unless earlier terminated under Section 10(e) hereto, the Plan shall terminate on and no further Awards may be granted under the Plan after May 31, 2005.



                                      19